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                                                                EXHIBIT 23.2

                         Independent Auditor's Consent

We consent to the use in this Registration Statement of Michigan Heritage Bancorp, Inc. (the "Company") on the first amendment to Form SB-2 of our report dated January 10, 1997, on the financial statements for the year ended December 31, 1996, appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts", and to the incorporation by reference of this consent into any Rule 462(b) registration statement of the Company that incorporates by reference this Registration Statement.



Plante & Moran, LLP

Plante & Moran, LLP
Bloomfield Hills, Michigan
January 15, 1997